As filed with the Securities and Exchange Commission on March 16, 2021.

Registration No. 333-253575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tuya Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10/F, Building A, Huace Center

Xihu District, Hangzhou City

Zhejiang, 310012

People’s Republic of China

+86 0571-86915981

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Li He, Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road, Causeway Bay Hong Kong +852 2521-4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Class A Ordinary shares, par value US$0.00005 per share(1)(2)	50,128,500	US$20.00	US$1,002,570,000	US$109,380.4(4)

(1)

American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-254029). Each American depositary share represents one Class A ordinary share.

(2)

Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333- 253575) of Tuya Inc., as filed on February 26, 2021 and as amended on March 12, 2021 (as amended, the “Registration Statement”), is being filed solely for the purpose of filing the amended Exhibits 4.1 and 4.3 to Amendment No. 1 to the Registration Statement filed on March 12, 2021, and amending and restating the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 to the Registration Statement does not modify any disclosure in the preliminary prospectus included as part of Amendment No. 2 to the Registration Statement, filed on March 12, 2021. Accordingly, the preliminary prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under our post-offering memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Rule 701 of the Securities Act. None of the transactions involved an underwriter. In June 2018, we effected a 10-for-1 share split of our issued and unissued ordinary shares and convertible preferred shares. All the information of number of shares below has been retroactively adjusted to give effect to such 10-for-1 share split.

Purchaser	Date of Issuance	Number of Securities	Consideration
			US$
Preferred Shares
New Enterprise Associates 14, L.P.	April 16, 2018	7,886,680	14,999,992.16
NEA 15 Opportunity Fund, L.P.	April 16, 2018	10,515,580	20,000,002.23
Global Bridge Capital USD Fund I, L.P.	April 16, 2018	7,886,680	14,999,992.16
CMC Master Fund, L.P.	April 16, 2018	2,628,890	4,999,991.05
Quadrille Technologies III FPCI	April 16, 2018	2,339,710	4,449,988.04
Christie, Brandon Daniel	April 16, 2018	3,940	7,493.65
The Northern Trust Company (ABN 62 126 279 918)	May 2, 2018	18,402,260	34,999,994.39

Purchaser	Date of Issuance	Number of Securities	Consideration
			US$
China Broadband Capital Partners IV, L.P.	May 2, 2018	7,886,680	14,999,992.16
Quadrille Tuya, LLC	May 2, 2018	2,918,070	5,549,994.06
Tencent Mobility Limited	September 16, 2019	49,514,236	169,918,003.69
New Enterprise Associates 14, L.P.	September 16, 2019	611,941	2,099,997.93
NEA 15 Opportunity Fund, L.P.	September 16, 2019	845,062	2,899,999.27
China Broadband Capital Partners IV, L.P.	November 1, 2019	1,457,003	4,999,997.20

Ordinary Shares
NVMB XIV Holdings Limited	February 1, 2021	9,615,769	119,999,989.24
Tencent Mobility Limited	February 2, 2021	6,410,513	79,999,996.99

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits:

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and the notes thereto.

Item 9.	Undertakings

The undersigned hereby undertakes:

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1†	Form of Underwriting Agreement

3.1†	Seventh Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2†	Form of Eighth Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering

4.1	Form of Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.3	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares

4.4†	Fifth Amended and Restated Shareholders’ Agreement dated September 11, 2019

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)

8.2†	Opinion of Jia Yuan Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)

10.1†	The 2015 Equity Incentive Plan (as amended)

10.2†	Form of Indemnification Agreement with each of the Registrant’s directors and executive officers

10.3†	Form of Employment Agreement between the Registrant and an executive officer of the Registrant

10.4†	Equity Interest Pledge Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Liaohan (Leo) Chen and Hangzhou Tuya Technology Co., Ltd., originally dated December 23, 2014 and amended on August 23, 2019

10.5†	Equity Interest Pledge Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Peihong Chen and Hangzhou Tuya Technology Co., Ltd., originally dated December 23, 2014 and amended on August 23, 2019

10.6†	Equity Interest Pledge Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Ruixin Zhou and Hangzhou Tuya Technology Co., Ltd., originally dated December 23, 2014 and amended on August 23, 2019

10.7†	Equity Interest Pledge Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Xueji (Jerry) Wang and Hangzhou Tuya Technology Co., Ltd., originally dated December 23, 2014 and amended and restated on August 23, 2019

10.8†	Equity Interest Pledge Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Yaona Lin and Hangzhou Tuya Technology Co., Ltd., originally dated December 23, 2014 and amended on August 23, 2019

10.9†	Exclusive Business Cooperation Agreement between Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.) and Hangzhou Tuya Technology Co., Ltd. dated December 23, 2014

10.10†	Exclusive Option Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Liaohan (Leo) Chen and Hangzhou Tuya Technology Co., Ltd. dated December 23, 2014

Exhibit Number	Description of Document

10.11†	Exclusive Option Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Peihong Chen and Hangzhou Tuya Technology Co., Ltd. dated December 23, 2014

10.12†	Exclusive Option Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Ruixin Zhou and Hangzhou Tuya Technology Co., Ltd. dated December 23, 2014

10.13†	Exclusive Option Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Xueji (Jerry) Wang and Hangzhou Tuya Technology Co., Ltd., originally dated December 23, 2014 and amended and restated on August 23, 2019

10.14†	Exclusive Option Agreement among Hangzhou Tuya Information Technology Co., Ltd. (formerly known as Hangzhou Aixiangji Technology Co., Ltd.), Yaona Lin and Hangzhou Tuya Technology Co., Ltd. dated December 23, 2014

10.15†	Power of Attorney executed by Liaohan (Leo) Chen dated December 23, 2014

10.16†	Power of Attorney executed by Peihong Chen dated December 23, 2014

10.17†	Power of Attorney executed by Ruixin Zhou dated December 23, 2014

10.18†	Power of Attorney executed by Xueji (Jerry) Wang dated August 23, 2019

10.19†	Power of Attorney executed by Yaona Lin dated December 23, 2014

10.20†	Spousal Consent executed by spouse of Liaohan (Leo) Chen dated December 23, 2014

10.21†	Spousal Consent executed by spouse of Peihong Chen dated December 23, 2014

10.22†	Spousal Consent executed by spouse of Ruixin Zhou dated December 23, 2014

10.23†	Spousal Consent executed by spouse of Xueji (Jerry) Wang dated August 23, 2019

10.24†	Spousal Consent executed by spouse of Yaona Lin dated December 23, 2014

21.1†	Principal Subsidiaries and Variable Interest Entity of the Registrant

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3†	Consent of Jia Yuan Law Offices

24.1†	Powers of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of Jia Yuan Law Offices regarding certain PRC law matters

99.3†	Consent of CIC

99.4†	Consent of IDC

99.5†	Consent of Yi (Alex) Yang

99.6†	Consent of Yao (Jessie) Liu

99.7†	Consent of Jeff Immelt

99.8†	Consent of Qing Gao

99.9†	Consent of Jing Hong

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, the People’s Republic of China, on March 16, 2021.

Tuya Inc.

By:	/s/ Xueji (Jerry) Wang
Name: Xueji (Jerry) Wang
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 16, 2021 in the capacities indicated:

Signature	Title

/s/ Xueji (Jerry) Wang	Chief Executive Officer, Director (principal executive officer)
Xueji (Jerry) Wang

*	President, Director
Liaohan (Leo) Chen

*	Chief Financial Officer (principal financial and accounting officer)
Yao (Jessie) Liu

*	Director
Scott Sandell

*	Director
Carmen Chang

*By:	/s/ Xueji (Jerry) Wang
Name: Xueji (Jerry) Wang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Tuya Inc., has signed this registration statement or amendment thereto in New York on March 16, 2021.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President